Cytomedix Common Stock to Trade on the OTC Bulletin Board

GAITHERSBURG, Md. (January 21, 2011) – Cytomedix, Inc. (NYSE Amex: GTF) (“the Company” or “Cytomedix”) announced today that beginning with the opening of trading on or about January 25, 2011, the Company’s common stock is expected to be quoted on the OTC Bulletin Board, and will cease trading on the NYSE Amex.  The Company also expects to be issued a new trading symbol for quotation on the OTC Bulletin Board and will announce the new ticker symbol once it has been assigned.

As previously announced, on November 19, 2010, Cytomedix received notice from the staff of the NYSE Amex that the Company had failed to regain compliance with the stockholders’ equity requirement for continued listing and, accordingly, the Company’s securities were subject to delisting proceedings. The Company appealed the determination to a Listing Qualifications Panel. However, the Company withdrew its appeal on January 20, 2011.

“While we were not able to meet certain stockholder’s equity compliance requirements needed to maintain our NYSE Amex listing, our core business remains strong and we continue to see positive market reaction to both of our platelet rich plasma products,” commented Martin P. Rosendale, President and Chief Executive Officer of Cytomedix.  “We are nearing the completion of a very robust dossier for submission to the Centers for Medicare & Medicaid Services to reconsider reimbursement of our AutoloGel™ System in wound healing, and are confident that our strong clinical data will provide a compelling case for a positive determination.”

While its common stock is expected to be quoted on the OTC Bulletin Board, the Company plans to continue to file all periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

About Cytomedix, Inc.
Cytomedix develops, sells and licenses regenerative biological therapies primarily for wound care, inflammation and angiogenesis.  The Company markets the AutoloGel™ System, a device for the production of platelet rich plasma (PRP) gel derived from the patient’s own blood for use on a variety of exuding wounds; the Angel® Whole Blood Separation System, a blood processing device and disposable products used for the separation of whole blood into red cells, platelet poor plasma (PPP) and PRP in surgical settings; and the activAT® Autologous Thrombin Processing Kit, which produces autologous thrombin serum from PPP.  The activAT® kit is sold exclusively in Europe and Canada, where it provides a completely autologous, safe alternative to bovine-derived products.  The Company is pursuing a multi-faceted strategy to penetrate the chronic wound market with its products, as well as opportunities for the application of AutoloGel™ and PRP technology into other markets such as hair transplantation and orthopedics while actively seeking complementary products for the wound care market. Cytomedix also seeks to monetize other product candidates in its pipeline through strategic partnerships, out-licensing or sale.  Most notably is its anti-inflammatory peptide (designated CT-112) that has shown promise in preclinical testing.  Additional information regarding Cytomedix is available at www.cytomedix.com.

Safe Harbor Statement
Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. Such statements contained in this release are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’s actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’s ability to predict or control, including among others, an assurance that its over the counter trading application will be approved or that its securities will trade on the OTC BB without interruption, viability and effectiveness of our sales approach and overall marketing strategies, the outcome of development or regulatory review of CT- 112, commercial success or acceptance by the medical community, competitive responses, our ability to raise additional capital and to continue as a going concern, our ability to execute on our strategy to market the AutoloGel™ System as contemplated, our ability to successfully integrate the Angel® and activAT® product lines into our existing business, to assume and satisfy certain liabilities related to the Angel® and activAT® product lines, or our ability to service the deferred payments related to the acquisition of the Angel® and activAT® product lines. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts: Cytomedix, Inc.	Lippert/Heilshorn & Associates
David Jorden, Executive Board Member Martin Rosendale, CEO Andrew Maslan, CFO (240) 499-2680	Anne Marie Fields (afields@lhai.com) (212) 838-3777

Bruce Voss (bvoss@lhai.com) (310) 691-7100

#  #  #